UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 26, 2008

OMEGA VENTURES GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-51180	87-0661638
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

299 S. Main Street, Suite 1300, Salt Lake City, Utah
(Address of principal executive offices)

84111
(Zip code)

(801) 534-4450
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2008 Mr. John Hickey announced his retirement and tendered his resignation as president and as a member of the board of directors of the Company.  Mr. Hickey was not a member of any committee of the board of directors.  Mr. Hickey’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On February 26, 2008 Mr. John Rask, the Company’s Secretary, Treasurer and a director was also appointed to the position of President to fill the vacancy created by Mr. Hickey’s resignation.  The vacancy on the board of directors has not yet been filled.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit 17.1	Correspondence on departure of officer and director John Hickey

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA VENTURES GROUP, INC.

Date: March 11, 2008	By:	/S/ John R. Rask
John R. Rask
Secretary